EXHIBIT 99.1

UBid.com Names Jeffrey D. Hoffman Chief Executive Officer

CHICAGO, September 24, 2007 -- uBid.com Holdings, Inc. (OTCBB:UBHI), whose uBid, Inc. subsidiary is one of the leading business-to-consumer and business-to-business online marketplaces in the U.S., announced today that Jeffrey D. Hoffman, accomplished entrepreneur and innovator in the fields of on-line auction and retail, software, and entertainment has been named its Chief Executive Officer. Hoffman will also join uBid.com's Board of Directors. Hoffman will succeed Robert H. Tomlinson, Jr., current CEO, who informed the Board on March 26 of his intention to step down by the end of 2007.

Hoffman is a proven entrepreneurial executive in the e-commerce space who has founded and managed several businesses, and has held key leadership roles in the launch and subsequent growth of a number of online ventures, the most notable being Priceline.com (Nasdaq: PCLN). His experience in successfully building new e-commerce businesses as well as repositioning existing businesses will enable him to help find uBid’s “sweet spot” for growth and profitability.

“I am thrilled to be part of the uBid.com team, and firmly believe that the company is poised to move to the next level in its growth and secure its position as a true market leader in online retailing and customer satisfaction,” Hoffman stated. “We have an exciting list of innovations and new products and services that we can’t wait to unveil,” he added, “so expect to hear a lot more from us in the near future.”

”We feel fortunate to be able to lure a proven player like Jeff. His unique qualifications and background in such successful companies as Priceline.com make him the ideal person to lead uBid.com in the next phase of its development. To a person, the Board and the entire uBid team is ready to embrace the future with Jeff at the helm,” said Steve Sjoblad, Chairman of Board of Directors of uBid.com Holdings.

Prior to joining uBid.com, Hoffman built a long and winning track record in business, launching companies and bringing them to profitability. Leveraging his computer science education from Yale University and his early technology start-up experience, Hoffman was a founding partner in Competitive Technologies, Inc (CTI)., which offered online travel reservation tools sold directly to travel agencies and corporations. CTI was ultimately purchased by American Express. Hoffman was also CEO and founding partner of Virtual Shopping, Inc., a leading developer of patented, proprietary online retailing systems, before joining the founding executive team of perhaps his most notable venture, Priceline.com, where Hoffman held two CEO titles in the Priceline family of companies.

For his contributions to the creation of the industry’s first online retailing tools, Hoffman was twice named by the travel and tourism industry as one of its “25 Most Influential Executives”. Hoffman also serves as Chairman of Adapted Sports, a charity organization dedicated to bringing sports and team participation to disabled children nationwide.

About uBid.com Holdings, Inc.

uBid.com Holdings, Inc. and subsidiaries (the "Company") operate a leading on-line business-to-consumer and business-to-business marketplace that enables itself, certified merchants, manufacturers, retailers, distributors and small businesses to offer high quality excess, new, overstock, close-out, refurbished and limited supply brand name merchandise to consumer and business customers primarily located in the United States. Through the Company's website, located at www.ubid.com, the Company offers merchandise across a wide range of product categories including but not limited to computer products, consumer electronics, apparel, housewares, watches, jewelry, travel, sporting goods, home improvement products and collectibles. The Company's marketplace employs a combination of auction style and fixed price formats. uBid.com Holdings, Inc. is publicly traded on the NASD OTC bulletin board (UBHI).

SEC Filings and Forward-Looking Statements

Additional information about uBid.com Holdings, Inc. is available in the company's annual report on Form 10- K as amended, filed with the Securities and Exchange Commission. Certain statements made in this release are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of uBid.com Holdings, Inc. and the industries and markets in which uBid.com Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and uBid.com Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which uBid.com Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of uBid.com Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of uBid.com Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of uBid.com Holdings, Inc. to attract and retain qualified personnel, the ability of uBid.com Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. uBid.com Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by uBid.com Holdings, Inc.

Contact:

Miguel Martinez
Tel: 773-272-5000